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                                                                     EXHIBIT 4.3


                         TURBOCHEF TECHNOLOGIES, INC.
                      1994 STOCK OPTION PLAN (AS AMENDED)


          SECTION 1.      Establishment.  There is hereby established the
                          -------------
TurboChef Technologies, Inc. 1994 Stock Option Plan ("Plan"), pursuant to which employees and directors of TURBOCHEF TECHNOLOGIES, INC. (the "Company") and consultants and any other persons who perform substantial services for or on behalf of the Company, any subsidiaries of the Company and certain other entities may be granted options to purchase shares of common stock of the Company, par value $.01 per share ("Common Stock"), and thereby share in the future growth of the business. The subsidiaries of the Company included in this Plan (the "Subsidiaries") shall be any subsidiary of the Company as defined in
Section 424 of the Internal Revenue Code of 1986, as amended ("the Code").

          SECTION 2.      Status of Options.  The options which may be
                          -----------------
granted pursuant to this Plan will constitute either incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") or options which are not Incentive Stock Options ("Non-incentive Stock Options"). Incentive Stock Options and Non-incentive Stock Options shall be collectively referred to herein as "Options".

          SECTION 3.      Eligibility.  All employees (including officers,
                          -----------
whether or not they are members of the Board of Directors) of the Company or any of its Subsidiaries who are employed at the time of the adoption of this Plan or thereafter, any directors of the Company, and any consultants and other persons who perform substantial services for or on behalf of the Company, any of its Subsidiaries or affiliates, or any entity in which the Company has an interest (collectively, the "Grantees") shall be eligible to be granted Non-incentive Stock Options under this Plan. All employees (including officers, whether or not they are members of the Board of Directors) of the Company or any of its Subsidiaries who are employed at the time of adoption of this Plan or thereafter shall be eligible to be granted Incentive Stock Options under this Plan.

          SECTION 4.      Number of Shares Covered by Options:  No Preemptive
                          ---------------------------------------------------
Rights. The total number of shares which may be issued and sold pursuant to
------
Options granted under this Plan shall be 3,650,000 shares (after giving effect to (a) a 1,767.2266 for 1 stock split with respect to the Common Stock effected immediately prior to the Company's initial public offering of Common Stock, and
(b) a 2 for 1 stock split with respect to the Common Stock effected on December 29, 1995) of Common Stock (or the number and kind of shares of stock or other securities which, in accordance with Section 9 of this Plan, shall be substituted for such shares of Common Stock or to which said shares shall be adjusted; hereinafter, all references to shares of Common Stock are deemed to be references to said shares or shares so adjusted.) The issuance of shares upon exercise of an Option shall be free from any preemptive or preferential right of subscription or purchase on the part of any stockholder. If any outstanding Option granted under this Plan expires or is terminated, for any reason, the shares of Common Stock subject to the unexercised portion of the Option will again be available for Options issued under this Plan.
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          SECTION 5.      Administration.
                          --------------

     (a) This Plan shall be administered by the committee (the "Committee") referred to in paragraph (b) of this Section. Subject to the express provisions of this Plan, the Committee shall have complete authority, in its discretion, to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), to determine the Grantees to whom, and the times and the prices at which, Options shall be granted, the option periods, the number of shares of the Common Stock to be subject to each Option and whether each Option shall be an Incentive Stock Option or a Non-incentive Stock Option, and to make all other determinations necessary or advisable for the administration of the Plan. Each Option shall be clearly identified at the time of grant as to its status. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Grantees, their present and potential contributions to the success of the Company and such other factors as the Committee, in its discretion, shall deem relevant. Nothing contained in this Plan shall be deemed to give any Grantee any right to be granted an Option to purchase shares of Common Stock except to the extent and upon such terms and conditions as may be determined by the Committee. The Committee's determination on all of the matters referred to in this Section 5 shall be conclusive.

     (b) The Committee shall consist of from one (1) to five (5) individuals who are members of the Board. Each member of the Committee shall be a person who, at the time of his appointment to, and at all times during his service as a member of, the Committee is a "disinterested person" as that term is then defined under Regulation 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor statute or regulation regarding the same subject matter. The Committee shall be appointed by the Board, which may at any time, and from time to time, remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of such quorum. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

     (c) The Committee may at its election provide in any option agreement covering the grant of Options under this Plan that, upon the exercise of such Options, the Company will loan to the holder thereof such amount as shall equal the purchase price of the shares of Common Stock issuable upon such exercise, such loan to be on terms and conditions deemed appropriate by the Committee.

     (d) Notwithstanding any provision hereof to the contrary, the Committee shall have sole and exclusive authority with respect to the grant of Options to directors.

     (e) No member of the Committee will be liable for anything done or omitted to be done by such member or by any other member of the Committee in connection with this Plan, except for the willful misconduct or gross negligence of such member. The Committee will have the power

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to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee's duties under this Plan at the Company's expense.

          SECTION 6.     Terms of Incentive Stock Options.  Each Incentive
                         --------------------------------
Stock Option granted under this Plan shall be evidenced by an Incentive Stock Option Agreement which shall be executed by the Company and by the person to whom such Incentive Stock Option is granted, and shall be subject to the following terms and conditions:

     (a) The price at which shares of Common Stock covered by each Incentive Stock Option may be purchased pursuant thereto shall be determined in each case on the date of grant by the Committee, but shall be an amount not less than the par value of such shares and not less than the fair market value of such shares on the date of grant. For purposes of this Section, the fair market value of shares of Common Stock on any day shall be (i) in the event the Common Stock is not publicly traded, the fair market value on such day as determined in good faith by the Committee or (ii) in the event the Common Stock is publicly traded, the last sale price of a share of Common Stock as reported by the principal quotation service on which the Common Stock is listed, if available, or if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices of a share of Common Stock as reported by such principal quotation service, or if there is no such report by such quotation service for such day, such fair market value shall be the average of (i) the last sale price (or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next preceding such day for which there was a report and (ii) the last sale price (or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next succeeding such day for which there was a report, or as otherwise determined by the Committee in its discretion pursuant to any reasonable method contemplated by Section 422 of the Code and any regulations issued pursuant to that Section.

     (b) The option price of the shares to be purchased pursuant to each Incentive Stock Option shall be paid in full in cash, or by delivery (i.e. surrender) of shares of Common Stock of the Company then owned by the Grantee, at the time of the exercise of the Incentive Stock Option; provided, however,
                                                           --------  -------
that the Grantee shall have held the surrendered shares of Common Stock for a period of not less than six (6) months. Shares of Common Stock so delivered will be valued on the day of delivery for the purpose of determining the extent to which the option price has been paid thereby, in the same manner as provided for the purchase price of Incentive Stock Options as set forth in paragraph (a) of this Section, or as otherwise determined by the Committee, in its discretion, pursuant to any reasonable method contemplated by Section 422 of the Code and any regulations issued pursuant to that Section.

     (c) Each Incentive Stock Option Agreement shall provide that such Incentive Stock Option may be exercised by the Grantee, in such parts and at such times as may be specified in such Agreement, with a period not exceeding ten years after the date on which the Incentive Stock Option is granted (hereinafter called the "Incentive Stock Option Period") and, in any event, only during the continuance of the employee's employment by the Company or any of its Subsidiaries or during the

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period of three months after the termination of such employment to the extent that the right to exercise such Incentive Stock Option had accrued at the date of such termination; provided, however, that if Incentive Stock Options as to 100 or more shares are held by a Grantee, then such Incentive Stock Options may not be exercised for less than 100 shares at any one time, and if Incentive Stock Options for less than 100 shares are held by a Grantee, then Incentive Stock Options for all such shares must be exercised at one time; and provided, further, that if the Grantee, while still employed by the Company or any of its Subsidiaries, shall die or become "Disabled" within the Incentive Stock Option Period, the Incentive Stock Option may be exercised, to the extent specified in the Incentive Stock Option Agreement, and as herein provided, but only prior to the first to occur of:

          (i) the expiration of the period of one year (x) after the date of the Grantee's death, or (y) the date that the Grantee became Disabled, as the case may be,

          (ii) in the event of the Grantee's death, the expiration of the Incentive Stock Option Period, by the person or persons entitled to do so under the Grantee's will, or, if the Grantee shall fail to make testamentary disposition of said Incentive Stock Option, or shall die intestate, by the Grantee's legal representative or representatives, or

          (iii) in the event the Grantee becomes Disabled, the expiration of the Incentive Stock Option Period, by the Grantee's legal representative. For purposes of this Plan, a Grantee shall be deemed to be "Disabled" in the event that a physical or mental illness causes the Grantee to be unable to carry out the duties and responsibilities of the position or office held by the Grantee with the Company or any Subsidiary for a period of more than ninety (90) days in any twelve month period.

     (d) Each Incentive Stock Option granted under this Plan shall by its terms be non-transferable by the Grantee except (i) by will or by the laws of descent and distribution, and (ii) that the Grantee shall have the right to transfer any Incentive Stock Option to such Grantee's spouse or such Grantee's ancestors, descendants, siblings, descendants of any sibling, or the spouse of any of the foregoing (collectively, "Relatives") or to a trust of which there are no principal beneficiaries other than such Grantee or one or more of such Relatives of such Grantee.

     (e) Notwithstanding the foregoing, if an Incentive Stock Option is granted to a person at any time when such person owns, within the meaning of Section 424
(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the employer corporation (or a parent or subsidiary of such corporation within the meaning of Section 424 of the Code) the price at which each share of Common Stock covered by such Incentive Stock Option may be purchased pursuant to such Incentive Stock Option shall not be less than 110% of the fair market value (determined as in paragraph (a) of this Section) of the shares of Common Stock at the time the Incentive Stock Option is granted, and such Incentive Stock Option must be exercised within a period specified in the Incentive Stock Option Agreement which does not exceed five years after the date on which such Incentive Stock Option is granted.

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

     (f) The Incentive Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee including, without limitation, provisions
(i) requiring the giving of satisfactory assurances by the Grantee that the shares are purchased for investment and not with a view to resale in connection with a distribution of such shares, and will not be transferred in violation of applicable securities laws, (ii) restricting the transferability of such shares during a specified period, (iii) requiring the resale of such shares to the Company at the option price if the employment of the employee terminates prior to a specified time, and (iv) requiring that any shares of Common Stock issued to an officer or director of the Company pursuant to this Plan shall not be transferred until at least six (6) months have elapsed from the date of grant of such Option to the date of disposition of the Common Stock underlying such Option. In addition, the Committee, in its discretion, may afford to holders of Incentive Stock Options granted under this Plan the right to require the Company to cause to be registered under the Securities Act of 1933, as amended, for public sale by the holders thereof, shares of Common Stock subject to such Incentive Stock Options upon such terms and subject to such conditions as the Committee may determine to be appropriate.

     (g) In the discretion of the Committee, a single Stock Option Agreement may include both Incentive Stock Options and Non-incentive Stock Options, or those options may be included in separate stock option agreements.

          Section 7.     Terms of Non-incentive Stock Opinions.  Each Non-
                         -------------------------------------
incentive Stock Option granted under this Plan shall be evidenced by a Non-incentive Stock Option Agreement which shall be executed by the Company and by the person to whom such Non-incentive Stock Option is granted, and shall be subject to the following terms and conditions:

     (a) The price at which shares of Common Stock covered by each Non-incentive Stock Option may be purchased pursuant thereto shall be an amount not less than the par value of such shares and not less than the fair market value of such shares on the date of grant, determined in the manner provided in
Section 6(a) of this Plan.

     (b) Each Non-incentive Stock Option Agreement shall provide that such Non-incentive Stock Option may be exercised by the Grantee, in such parts and at such times as may be specified in such Agreement, within a period up to and including ten years and thirty days after the date on which the Non-incentive Stock Option is granted.

     (c) Each Non-incentive Stock Option granted under this Plan shall by its terms be non-transferable by the Grantee except (i) by will or by the laws of descent and distribution, and (ii) that the Grantee shall have the right to transfer any Non-incentive Stock Option to such Grantee's Relatives or to a trust of which there are no principal beneficiaries other than such Grantee or one or more of such Relatives of such Grantee.

     (d) The Non-incentive Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be terminated by the

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Committee, in its sole discretion, including without limitation the terms, provisions and conditions set forth in Section 6(f) with respect to Incentive Stock Option Agreements.

          Section 8.     Limit on Option Amount.  Notwithstanding any provision
                         ----------------------
contained herein, the aggregate fair market value (determined under Section 6(a) as of the time such Incentive Stock Options are granted) of the shares of Common Stock with respect to which Incentive Stock Options are first exercisable by any employee during any calendar year (under all stock option plans of the employee's employer corporation and its parent and subsidiary corporation within the meaning of Section 424 of the Code) shall not exceed $100,000. If an Option exceeds this $100,000 limitation, the portion of such an option which is exercisable for shares of Common Stock in excess of the $100,000 limitation shall be treated as a Non-incentive Stock Option. The limit in this paragraph shall not apply to options which are designated as Non-incentive Stock Options, and, except as otherwise provided herein, there shall be no limit on the amount of such options which may be first exercisable in any year.

          Section 9.     Adjustment of Number of Shares.  In the event that a
                         ------------------------------
dividend shall be declared upon the shares of Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Option granted hereunder, and the number of shares reserved for issuance pursuant to this Plan but not yet covered by an Option, shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock reserved for issuance pursuant to this Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged; provided, however, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Board of Directors such substitution cannot be effected or would be inappropriate, or if the Company shall sell all or substantially all of its assets, the Company shall use reasonable efforts to effect some other adjustment of each then outstanding Option which the Board of Directors, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this Section 9, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such shares of Common Stock shall have been changed or for which they shall have been exchanged, then, if the Board of Directors shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an Option and of the shares then subject to an Option or Options, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of this Plan and of each stock option agreement. Notwithstanding the foregoing, if any adjustment in the number of shares which may be issued and sold pursuant to Options is required by the Code or regulations issued pursuant thereto to be approved by the stockholders in order to enable the Company to issue Incentive Stock Options pursuant to this Plan, then no such adjustment

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

shall be made without the approval of the stockholders. In the case of any such substitution or adjustment as provided for in this Section, the option price in each stock option agreement for each share covered thereby prior to such substitution or adjustment will be the total option price for all shares of stock or other securities which shall have been substituted for each such share or to which such share shall have been adjusted pursuant to this Section 9. No adjustment or substitution provided for in this Section 9 shall require the Company, in any stock option agreement, to sell a fractional share, and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly. Notwithstanding the foregoing, in the case of Incentive Stock Options, if the effect of the adjustments or substitution is to cause the Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such Incentive Stock Option within the meaning of Section 424 of the Code, the Board of Directors shall use reasonable efforts to effect such other adjustment of each then outstanding option as the Board of Directors, in its sole discretion, shall deem equitable.

          Section 10.    Change of Control.   Notwithstanding any provision of
                         -----------------
this Plan or any provision in any stock option agreement to the contrary, all unexpired Options will become immediately exercisable in full upon and simultaneously with the occurrence of any of the following events:

     (a) the Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction are held in the aggregate by the holders of then-outstanding securities entitled to vote generally in the election of directors of the Company (the "Voting Stock"), immediately prior to such transaction;

     (b) the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer; or

     (c)  any person (as the term "person" is used in Section 13(d)(3) or
Section 14(d)(2) of the Exchange Act), other than Jeffrey B. Bogatin or his heirs or legal representatives, becomes the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the Voting Stock of the Company; provided,
                                                                      --------
however, that an event pursuant to the provisions of this Section 10(c) shall
-------
not be deemed to have occurred solely because (i) the Company, (ii) a Subsidiary of the Company, or (iii) any employee stock ownership plan or any other employee benefit plan of the Company or any of its Subsidiaries becomes the beneficial owner of securities of the Company.

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          Section 11.    Retirement.  Notwithstanding any provision of this Plan
                         ----------
or any provision in any stock option agreement to the contrary, all unexpired Options granted to any Grantee who is an employee of the Company or any of its Subsidiaries will become immediately exercisable in full upon the "retirement"
of such Grantee; provided, that, such Grantee shall have been employed by the
                 --------  ----
Company or any of its Subsidiaries for a period of at least two consecutive years prior to the date of such retirement. For purposes of this Plan, the term "retirement" shall mean (i) the voluntary termination of employment with the Company and/or any of its Subsidiaries by a Grantee on or after the date such Grantee becomes 62 years old, or (ii) the mandatory retirement from the Company and/or any of its Subsidiaries with respect to a Grantee pursuant to the Company's then existing employment policy.

          Section 12.    Liability of the Company.  None of the Company, its
                         ------------------------
directors, officers, or employees, any of the Subsidiaries which are in existence or hereafter come into existence, or their directors, officers or employees, shall be liable to any Grantee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Options granted hereunder do not qualify for tax treatment as incentive stock options under Section 422 of the Code.

          Section 13.    No Guarantee of Employment.  Nothing in this Plan will
                         --------------------------
in any manner be construed to limit in any way the right of the Company or a Subsidiary to terminate any Grantee's employment at any time, without regard to the effect of such termination on any rights such Grantee would otherwise have under this Plan, or give any right to such Grantee to remain employed by the Company or a Subsidiary in any particular position or at any particular rate of compensation.

          Section 14.    Amendments.
                         ----------

     (a)  Amendment of Plan. This Plan may be terminated or amended from time to
          -----------------
time by vote of the Board of Directors; provided, however, that no such termination or amendment shall materially adversely affect or impair any then outstanding Option without the consent of the Grantee thereof and no amendment which shall (i) change the total number of shares which may be issued and sold pursuant to Options granted under this Plan, or (ii) change the designation or class of employees or other persons eligible to receive Incentive Options or Non-incentive Option, shall be effective without the approval of the stockholders.

     (b)  Amendments Relating to Incentive Stock Options.  To the extent
          ----------------------------------------------
applicable, this Plan is intended to permit the issuance of Incentive Stock Options in accordance with Section 422 of the Code. This Plan may be modified or amended at any time, both prospectively and retroactively, and in such manner as to affect Incentive Stock Options previously granted, if such amendment or modification is necessary for this Plan and the Incentive Stock Options granted hereunder to qualify under said provisions of the Code.

          Section 15.    Termination.  Except to the extent necessary to govern
                         -----------
outstanding Options, this Plan shall terminate on, and no additional Options shall be granted after, ten years from the date the Plan is adopted, or ten years from the date the Plan is approved by the stockholders, whichever is earlier.

          Section 16.    Miscellaneous.
                         -------------

     (a)  Fail-Safe Provision.  With respect to persons subject to Section 16 of
          -------------------
the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.
To the extent any provisions of this Plan or action by Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     (b)  Proceeds.  The proceeds to be received by the Company upon exercise of
          --------
any Option granted under this Plan will constitute general funds of the Company and may be used for any proper purposes.

     (c)  Effect of Headings. The section and subsection headings contained
          ------------------
herein are for convenience only and shall not affect the construction hereof.

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